ASSIGNMENT OF PATENT APPLICATION	Docket Number (Optional)

WHEREAS, I, hereafter referred to as Co-Applicant, have invented certain new and useful improvements in THIN FILM FERRO-ELECTRIC PHASE SHIFTERS FOR USE IN ANTENNAS RECEIVING DIRECT BROADCAST SATELLITE TELEVISION SIGNALS IN MOVING VEHICLES WHILE IN MOTION, for which an application for a United States Patent was filed on 08/22/2005; Application Number US60/710,278; for which an application for a United States Patent was executed on 09/08/2005, and

WHEREAS, Mobilier, Inc., of Elk Grove Village, Illinois, here referred to as "Assignee" whose mailing address is 70 S. Lively Blvd., Elk Grove Village, IL 60007 is desirous of acquiring the entire right, title and interest in the same;

NOW THEREFORE, in consideration of common shares of Mobilier, Inc. stock, the receipt and sufficiency whereof is hereby acknowledged, and other good and valuable consideration, I, one of the applicants, by these presents do sell, assign and transfer unto said assignee the full and exclusive right to the said invention in the United States and the entire rights, title and interest in and to any and all Patents which may be granted therefore in the United States. I hereby authorize and request the Director of the U.S. Patent and Trademark Office to issue said United States Patent to said assignee, of the entire right, title, and interest in and to the same, for his sole use and behoof; and for the use and behoof of his legal representatives, to the full end of the term for which said Patent may be granted, as fully and entirely as the same would have been held by me had this assignment and sale not been made.

Executed this, day of Apr[illegible] 2005 at Third Lake, Illinois

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State of Illinois)
) SS:
County of Lake)

Printed Name

Before me personally appeared and acknowledged the foregoing instrument to be his free act and deed this 5th day of April 2005.

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